                                     DONEGAL CO.

                                 Edward A. Dougherty
                                    15 Makin Grade
                                     P.O. Box 635
                                   Ross, Ca. 94957
                                    (415) 458-1770


Personal & Confidential

Attention Mr. Michael J. Stone                                 December 30, 1998
U.S. Aggregates, Inc.
400 South El Camino
Suite 500
San Mateo, Ca.  94402

Gentlemen:

Donegal Co. ("Donegal") is pleased to act as financial advisor to U.S. Aggregates, Inc. (the "Company") in connection with the Company's efforts to arrange certain financing transactions (the "Transaction") related to the Pride Quarry and the 1999 Capital and Acquisition Plan. This letter is to confirm our understanding with respect to the engagement.

Donegal will assist the Company in analyzing, structuring, negotiating and effecting the proposed acquisition and financing transaction(s).

If within one year of the date of this letter, the Transaction is consummated, the Company agrees to pay Donegal a fee (the "Transaction Fee") in the amount equal to $150,000. Such amount is payable in cash upon the closing(s) of such Transaction.

In addition, the Company will pay Donegal, a non-refundable monthly retainer of $10,000, on the 1st of each month, beginning with January 1999. The monthly retainer payments paid shall be creditable against the Transaction Fee payable as described in the preceding paragraph. No other payments which might be received by Donegal, whether with respect to other services rendered during the term of this engagement or otherwise, shall be included under the crediting arrangement described above.

In addition to any fees that may be payable to Donegal under this letter, the Company agrees to reimburse Donegal, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with Donegal's activities under this letter, provided however, such expenses are approved in advance by U.S. Aggregates, Inc., and appropriate receipts are submitted, which approval shall not be unreasonably withheld.

The Company will furnish Donegal with such information as Donegal believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that Donegal (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Target or the Company. If requested Donegal will enter into a confidentiality agreement.

The Company agrees to indemnify Donegal and its controlling persons (the Firm and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject under any federal or state law, or otherwise, related to or arising out of any acquisition or any financing transaction contemplated by this letter or the engagement of Donegal pursuant to, and the performance by Donegal of the service contemplated by, this letter and will reimburse any Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or the defense of any pending or threatened claim or action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted primarily from Donegal's willful misconduct or gross negligence.

Donegal's engagement hereunder may be terminated by either the Company or Donegal at any time upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of the Transaction Fee, expenses and indemnification will survive any such termination.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Donegal the duplicate copy of this letter enclosed herewith.

Very truly yours,


/s/ Edward A. Dougherty
-----------------------
Edward A. Dougherty

Accepted and agreed to as of
the date first written above:

By: /s/ Michael J. Stone
    --------------------
Michael J. Stone
U.S. Aggregates, Inc.